UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2009 (May 18, 2009)

SENIOR HOUSING PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-15319	04-3445278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Centre Street, Newton, Massachusetts  02458

(Address of Principal Executive Offices)   (Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Results of annual meeting of shareholders and related matters.

At the annual shareholders’ meeting of Senior Housing Properties Trust, or the Company, we or our, held on May 18, 2009, the shareholders elected Jeffrey P. Somers as an Independent Trustee in Group I and Barry M. Portnoy as a Managing Trustee in Group I, each for a three year term of office until our annual shareholders’ meeting in 2012 and when their successors shall have been elected and qualified.  John L. Harrington, as an Independent Trustee in Group II, and Adam D. Portnoy, as a Managing Trustee in Group II, with a term of office expiring in 2010, and Frederick N. Zeytoonjian, as an Independent Trustee in Group III, with a term of office expiring in 2011 (and in each case until his successor shall have been elected and qualified) continue to serve as our other trustees.  On May 18, 2009, we issued a press release announcing the preliminary results of voting by the shareholders at the annual meeting held on such date.  A copy of that press release is attached hereto as Exhibit 99.1.

At a meeting of the Company’s board of trustees which followed the annual shareholders’ meeting, Mr. Harrington was elected as the Chair of the Company’s Audit Committee, Mr. Somers was elected as the Chair of the Company’s Nominating and Governance Committee, and Mr. Zeytoonjian was elected as the Chair of the Company’s Compensation Committee.  The membership of each of these committees consist of Messrs. Harrington, Somers and Zeytoonjian, the Company’s Independent Trustees.

On May 18, 2009, we changed our trustee compensation arrangements.  A summary of our currently effective trustee compensation arrangement is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

On May 18, 2009, we granted each of our trustees 2,000 common shares of beneficial interest, par value $0.01 per share, valued at $15.45, the closing price of our common shares on the New York Stock Exchange on that day, pursuant to the trustee compensation arrangements described above.

Item 9.01.  Financial Statements and Exhibits.

(d)                   Exhibits.

The Company hereby files the following exhibits:

10.1                                                   Summary of Trustee Compensation.

99.1                                                   Press Release dated May 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST

By:	/s/ Richard A. Doyle
Richard A. Doyle
Treasurer and Chief Financial Officer
Dated: May 19, 2009